U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

of earliest event reported)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 12, 2010

Commission File No. 333-123465

Universal Bioenergy, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-1770378
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19800 Mac Arthur Blvd. Ste. 300
Irvine, CA 92612
 (Address of principal executive offices)

 (888) 263-2009
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “Universal” refer to Universal Bioenergy, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

ITEM  1.01.      Entry into a Material Definitive Agreement.

Universal Bioenergy Corporation, a Nevada corporation (the “ Company ”), and NDR Energy Group, LLC, a Maryland limited liability company (“NDR” or “NDR Energy Group”), have entered into a Member Interest Purchase Agreement, (the “Purchase Agreement”) dated as of April 12, 2010.  Pursuant to the Purchase Agreement and subject to the conditions set forth therein, the Company purchased forty nine 49% of the Member Interests of NDR with a total investment valued at $2.5 million in cash and common stock of the Company.

 The completion of the acquisition was approved by the Board of Directors of the Company.

Each of the Company and NDR Energy Group has made customary representations and warranties in the Purchase Agreement. NDR Energy Group has also agreed to various covenants in the Purchase Agreement, including, among other things, (i) to conduct its business in the ordinary course consistent with past practice in all material respects during the period between the execution of the Purchase Agreement and the closing of the transaction and (ii) not to solicit alternate transactions.

NDR’s has been marketing energy and fuel such as natural gas, and transportation of petroleum fuels. NDR marketed $60 - $70 million in energy and fuel in 2009.  Management of NDR intends to expand, in coordination with Universal, into biofuels, propane, and commercial energy efficiency conversions and retrofits. NDR Energy has firm contracts signed with 22 utilities nationwide. It has agreements with Southern California Gas Company, Pacific Gas & Electric (PG&E), Baltimore Gas & Electric, NICOR, Michigan Consolidated Gas (MIHCON), and the National Grid, the largest power producer in New York State.

Universal’s  management also  believes that the association with NDR Energy Group  will give the Company the needed sales outlets through NDR Energy Group’s distribution channels, the  marketing / brokering of natural gas, biofuels, and energy efficiency conversions as part of its new business focus.

The foregoing summary description of the Purchase Agreement and the transaction,  is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Purchase Agreement has been attached as an Exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, NDR Energy Group LLC, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, NDR Energy Group LLC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and NDR Energy Group LLC.

Additional Summary of the Purchase Agreement

The Company retains the right to purchase additional equity of the Member Interests of NDR Energy.  NDR Energy will appoint 2 seats on its Board of Managers as selected by the Company.  The Company agrees to provide NDR Energy Group with Management Support Services. The Company will provide NDR Energy Group with $1,000,000 in working capital. The Company will arrange, on a best efforts basis, a “Financing Facility / Credit Line up to an estimated amount of $300 million dollars drawn on a major U.S. bank or similar financial institution, to purchase its natural gas contract receivables, and help fund its growth and expansion. NDR Energy Group agrees to comply in accordance with the related financial covenants.

ITEM  2.01 - ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM  3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01	Exhibits

Exhibit No.	Description
2.1	Member Interest Purchase by and among Universal Bioenergy Inc., and NDR Energy Group LLC, dated April 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Bioenergy, Inc.
Date: April 12, 2010	By:	/s/ Richard D. Craven
Richard D. Craven Chief Executive Officer